UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 5, 2016

Date of Report

(Date of earliest event reported)

INSYNERGY PRODUCTS, INC. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	000-54892 (Commission File Number)	27-1781753 (IRS Employer Identification No.)
2501 Burbank Blvd., Suite 201, Burbank, California (Address of principal executive offices)		91505 (Zip code)

Registrant’s telephone number, including area code:  818-760-1644

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors of Insynergy Products, Inc. (the  “Company”) has accepted Mark Spallucci’s resignation as a director of the Company.  Mr. Spallucci’s resignation is effective as of January 5, 2016 and he has resigned his directorship to pursue other interests.  There has not been any disagreements between Mr. Spallucci and the Company.

At this time, the Board of Directors does not intend to fill the vacancy on the board resulting from Mr. Spallucci’s departure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insynergy Products, Inc.

Dated: January 8, 2016	By: /s/ Sanford Lang

Sanford Lang, Chairman of the Board

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